FORM NO. 17a **Registration No. 34296**

BERMUDA

NOTIFICATION OF DIMINUTION OF AUTHORISED BUT UNISSUED SHARE CAPITAL

THIS IS TO CERTIFY that a Diminution of Authorised but Unissued Share Capital of

Ship Finance International Limited

was delivered to the Registrar of Companies on the **30th** day of **September 2016** in accordance with section 45(1)(f) of ***the Companies Act 1981*** ("the Act").

Given under my hand and Seal of the REGISTRAR OF COMPANIES this **10th** day of **November 2016**

Maria Boodram
Assistant Registrar of Companies

Authorised Share Capital before Cancellation: US$ 125,000,000.00

Share Capital after Cancellation: US$ 93,504,575.00